                                                                     Exhibit 4.1

                    POOLING AND MASTER SERVICING AGREEMENT

                                    between

            SOUTHPOINT RESIDENTIAL MORTGAGE SECURITIES CORPORATION,
                                as Depositor[,/
                                     and]

                  [_______________________________________],
                                 as Trustee[,]

                                     [and]

                            [_____________________],
                             [as Security Insurer]

                                  DATED AS OF

                                ______ 1, ____

                           PASS-THROUGH CERTIFICATES

                                SERIES ____-__

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT.....................................................     1

 ARTICLE I DEFINITIONS....................................................     1

  Section 1.01.  Standard Terms...........................................     1
  Section 1.02.  Defined Terms............................................     2

 ARTICLE II FORMATION OF TRUST; CONVEYANCE OF MORTGAGE ASSETS.............     9

  Section 2.01.  Conveyance to the Trustee................................     9
  Section 2.02.  Acceptance by the Trustee................................     9
  Section 2.03.  REMIC Elections..........................................    10

 ARTICLE III REMITTING TO CERTIFICATEHOLDERS..............................    10

  Section 3.01.  Distributions to Certificateholders......................    10
  Section 3.02.  Allocation of Realized Losses and Shortfalls.............    11

 ARTICLE IV THE CERTIFICATES..............................................    11

  Section 4.01.  The Certificates.........................................    11
  Section 4.02.  Denominations............................................    12
  Section 4.03.  Certificates Laws Restrictions...........................    12

 ARTICLE V MISCELLANEOUS PROVISIONS.......................................    12

  Section 5.01.  [Request for Opinions....................................    12
  Section 5.02.  Schedules and Exhibits...................................    13
  Section 5.03.  Governing Law............................................    13
  Section 5.04.  Counterparts.............................................    13
  Section 5.05.  Notices..................................................    13

Schedule I   Pool I Mortgage Assets
Schedule II  Pool II Mortgage Assets
Exhibit A-1  Form of Class A-1 Certificate
Exhibit A-2  Form of Class A-2 Certificate
Exhibit A-3  Form of Class A-3 Certificate
Exhibit A-4  Form of Class A-4 Certificate
Exhibit A-5  Form of Class A-5 Certificate
Exhibit M-1  Form of Class M-1 Certificate
Exhibit M-2  Form of Class M-2 Certificate
Exhibit B-1  Form of Class B-1 Certificate
Exhibit B-2  Form of Class B-2 Certificate
Exhibit X    Form of Class X Certificate
Exhibit R-P  Form of Class R-P Certificate
Exhibit R-I  Form of Class R-I Certificate

                                      (i)

                    POOLING AND MASTER SERVICING AGREEMENT

     THIS SERIES ____-__ POOLING AND MASTER SERVICING AGREEMENT, dated as of _______ 1, ____, is hereby executed by and among SOUTHPOINT RESIDENTIAL MORTGAGE SECURITIES CORPORATION, a Tennessee corporation ("SRMSC" or the "Depositor")[,/and] [_________________], a [national banking association] as trustee (the "Trustee")[, and [________________], as Certificate insurer (the "Certificate Insurer")], under this Agreement and the Standard Terms to Pooling and Master Servicing Agreement, August 2001 Edition (the "Standard Terms"), all of the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Pooling and Master Servicing Agreement").

                             PRELIMINARY STATEMENT
                             ---------------------

     The Board of Directors of the Depositor has duly authorized the formation of a trust (the "Trust") to issue a Series of Certificates with an aggregate initial outstanding principal balance of $______________ to be known as the Senior/Subordinated Pass-Through Certificates, Series ____-__ (the "Certificates"). The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of _____ classes as set forth herein.

     [Pursuant to Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as two real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.]

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor[,/and] the Trustee [and the Certificate Insurer] agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Standard Terms.

     The Depositor[,/and] the Trustee [and the Certificate Insurer] acknowledge that the Standard Terms prescribe certain obligations of the Depositor[,/and] the Trustee [and the Certificate Insurer] with respect to the Certificates. The Depositor[,/and] the Trustee [and the Certificate Insurer] agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Pooling and Master Servicing Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Master Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Master Servicing Agreement to the same extent as if set forth herein in full.

SECTION 1.02.  Defined Terms.

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or, if not defined therein, in the Servicing Agreements. In addition, the following provisions shall govern the defined terms set forth below for this Pooling and Master Servicing Agreement:

     "Aggregate Principal Distribution Amount":  With respect to any
      ---------------------------------------
Distribution Date, an amount equal to the sum of [(a) the Principal Prepayment Amount for the Pool I Mortgage Assets, (b) the Principal Prepayment Amount for the Pool II Mortgage Assets, (c) the principal portion of all Monthly Payments due on the Mortgage Assets during the related Due Period, whether or not received and (d) the excess of the Aggregate Principal Distribution Amount on the prior Distribution Date over the principal actually paid on the Certificates on that date.]

     "Bill of Sale": [Each of t/T]he Bill of Sale[s] dated _____ __, ____, by
      ------------
and among [SRMSC], the Depositor and [_________] relating to the [_______] Mortgage Assets.

     "Certificated Certificates": The Certificates.
      -------------------------

     "Certificated Subordinated Certificates": The [Class B] Certificates.
      --------------------------------------

     "Class A-1 Certificates": The [Class A] Certificates.
      ----------------------

     "Class A Subaccounts": The [Class A] Subaccounts.
      -------------------

     "Class A Senior Principal Distribution Amount": [For any Distribution
      --------------------------------------------
Date, the sum of (a) the Class A Senior Percentage of the principal portion of all Monthly Payments on the Pool I Mortgage Assets due during the related Due Period, whether or not received, (b) the Class A Senior Prepayment Amount, (c) the amount by which, following the distribution to be made on the Distribution Date, the Certificate Principal Balance of the Class A-1 Certificates or the Subaccount Principal Balance of the Class A Subaccount, as applicable, otherwise would exceed the Scheduled Principal Balance of the Pool I Mortgage Assets; provided that the amount of this clause (c) shall be limited to the Subordinate Principal Distribution Amount (as calculated before giving effect to this clause
(c)), and (d) the excess of the Class A Senior Principal Distribution Amount on the prior Distribution Date over the principal actually paid on the Class A-1 Certificates or Class A Subaccount, as applicable, on that date.]

     "Class A Senior Percentage": [For any Distribution Date, the lesser of (a)
      -------------------------
100% and (b) the percentage derived by dividing (i) the Certificate Principal Balance of the Class A-1 Certificates or the Subaccount Principal Balance of the Class A Subaccount, as applicable, immediately prior to the Distribution Date by
(ii) the Scheduled Principal Balance of the Pool I Mortgage Assets as of the beginning of the related Due Period.]

     "Class A Senior Prepayment Amount":  [For any Distribution Date, the Class
      --------------------------------
A Senior Prepayment Percentage of the Principal Prepayment Amount of the Pool I Mortgage Assets received during the related Prepayment Period.]

     "Class A Senior Prepayment Percentage": [For each Distribution Date, the
      ------------------------------------
Class A Senior Percentage for such Distribution Date plus the percentage of the Pool II Subordinate Percentage identified below for the period during which such Distribution Date occurs:]

     Distribution Date  Percent of Subordinate Percentage

     [                    ] through [        ]...............    100%
     [                    ] through [        ]...............    ___%
     [                    ] through [        ]...............    ___%
     [                    ] through [        ]...............    ___%
     [                    ] through [        ]...............    ___%
     [                    ] and thereafter...................      0%

provided, however, that (i) the reduction of the Class A Senior Prepayment Percentage under the foregoing provisions shall not be made as of any Distribution Date unless Realized Losses on the Mortgage Assets as of the last day of the month prior to such Distribution Date, if occurring during the [sixth, seventh, eighth, ninth or tenth year (or any year thereafter)] after the first Distribution Date, are less than [30%, 35%, 40%, 45% or 50%], respectively, of the initial aggregate Certificate Principal Balance of the Subordinate Certificates or the Subaccount Principal Balances of the Class B Subaccounts, as applicable; (ii) the Class A Senior Prepayment Percentage for each Mortgage Pool will once again be 100% on any Distribution Date if the sum of the Certificate Principal Balance of the Class A-1 Certificates or the Subaccount Principal Balance of the Class A Subaccounts, as applicable, exceeds
[   ]% of the Scheduled Principal Balance of the Mortgage Assets; and (iii) the
Class A Senior Prepayment Percentage will equal 0% upon reduction of the Certificate Principal Balance of the Senior Certificates (other than the Class X Certificates) or the Subaccount Principal Balance of the Class A Subaccounts, as applicable, to zero.]

     "Class A Subaccount":  [As defined under the definition of "Subaccounts"
      ------------------
hereunder.]

     "Class A Subaccount Pass-Through Rate":  [With respect to any Distribution
      ------------------------------------
Date, a per annum rate equal to the Pool I Subaccount Pass-Through Rate.]

     "Class B ARM Component":  The Class BA Subaccount.
      ----------------------

     "Class B Fixed Rate Component":  The Class BF Subaccount.
      -----------------------------

     "Class B Certificates":  [                       ]
      --------------------

     "Class B Subaccounts":  As defined under the definition of "Subaccounts"
      -------------------
hereunder.

     "Class Percentage":  For each Distribution Date for each Class of
      ----------------
Certificates, the percentage obtained by dividing the Certificate Principal Balance of such Class immediately prior to such Distribution Date by the then aggregate Certificate Principal Balance of all of the Certificates.

     "Closing Date":  ________ __, ____.
      ------------

     ["CMT":  With respect to any Distribution Date, the simple average of the
       ---
average yield for the 12 months ending with the last day in the second month preceding the applicable Interest Accrual Period, expressed as a per annum rate, on U.S. Treasury Certificates adjusted on a constant maturity of one year, as published in the most recent edition of the Federal Reserve Board Statistical Release No. H.15(519).]

     "Corresponding Class":  The Class of Certificates corresponding to each
      -------------------
Subaccount, as set forth in the definition of "Subaccount" contained herein.

     "Custodian":  [___________________]
      ---------

     "Custody Agreement":  [Each of t/T]he Custody Agreement, dated as of _____
      -----------------
__, ____, by and among [SRMSC], ________ and _______________ [relating to the
__________ Mortgage Assets, the Custody Agreement, dated as of ________ __,
____, by and among [SRMSC], __________ and _____________________, relating to the __________ Mortgage Assets, and the Custody Agreement, dated as of ________ __, ____, by and among [SRMSC], __________ and _____________________, relating to the __________ Mortgage Assets].

     "Cut-off Date":  _____ __, ____.
      ------------

     "Distribution Date":  With respect to each month, the [19th day] of each
      -----------------
month, or if such day is not a Business Day, the Business Day following such day, beginning in [May 2001].

     "Fannie Mae":  The Federal National Mortgage Association or any successor
      ----------
thereto.

     ["Fitch":  Fitch IBCA, Inc. (One State Street Plaza, New York, New York
       -----
10004), or its successor.]

     "Guaranteed Certificates":  The [Class A] Certificates.
      -----------------------

     "Issuing REMIC":  One of the two real estate mortgage investment conduits
      -------------
created with respect to the assets of the Trust, which Issuing REMIC consists of the Distribution Account and the Subaccounts.

     "Issuing REMIC Regular Interests":  The regular interests in the Issuing
      -------------------------------
REMIC, consisting of the Class A and Class B Certificates.

     "Issuing REMIC Residual Interest":  The Class R-I Certificates which
      -------------------------------
represent the residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

     "Mortgage Assets":  [_______________________]
      ---------------

     "Mortgage Pool":  The Pool I and Pool II Mortgage Assets.
      -------------

     ["SRMSC":  Southpoint Residential Mortgage Securities Corporation]
       -----

     "Net Rate":  With respect to each Mortgage Asset, the Note Rate of such
      --------
Mortgage Asset less the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Certificate Guaranty Fee Rate, if any, applicable to such Mortgage Asset. For purposes of calculating the Pass-Through Rates of the Subaccounts and Certificates, the Net Rate of a Mortgage Asset will be calculated without regard to any modification, waiver or amendment of the terms of the Mortgage Asset, whether agreed to by any Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. Moreover, for purposes of calculating the Pass-Through Rates, if a Note becomes an asset of the Trust, it will be deemed to bear interest at the Note Rate of the defaulted Mortgage Asset to which it relates.

     "Notional Amount":  On any date of determination, the aggregate Subaccount
      ---------------
Principal Balances of the Class A and Class B Subaccounts.

     "P&I Certificates":  All Classes of Certificates other than the Residual
      ----------------
Certificates.

     "Pass-Through Rate":  With respect to each Class of Certificates on any
      -----------------
Distribution Date, the percentage per annum described in Section 4.01. With respect to each Subaccount on any Distribution Date, the Pass-Through Rates described herein under the definition of "Subaccount."

     "Pool I Mortgage Assets":  The Mortgage Assets identified on Schedule I
      ----------------------
hereto.

     "Pool I Subaccount Pass-Through Rate": [With respect to any Distribution
      -----------------------------------
Date, the per annum rate equal to the sum of (i) the weighted average of the Net Rates on the Pool I Mortgage Assets and (ii) the fraction, expressed as a percentage, equal to (A) the amount of any Pool II Interest Differential for such Distribution Date divided by (B) the aggregate Subaccount Principal Balances of the Pool I Subacccounts as of such Distribution Date; provided, however, that, if a Pool II Surplus Amount exists with respect to any Distribution Date, the Pool I Subaccount Pass-Through Rate shall equal the sum of (A) the product of (i) the Pool I WAC Rate and (ii) a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Pool I Mortgage Assets as of the beginning date of the related Due Period and the denominator of which is the sum of the aggregate Scheduled Principal Balance of the Pool I Mortgage Assets as of that date and the Pool II Surplus Amount, and (B) the product of (i) the Pool II WAC Rate and (ii) a fraction, the numerator of which is the Pool II Surplus Amount and the denominator of which is the sum of the aggregate Scheduled Principal Balance of the Pool I Mortgage Assets as of that date and the Pool II Surplus Amount.]

     "Pool I Subaccounts":  The Class A [and Class [ ] ]Subaccounts.
      ------------------

     "Pool I Subordinate Percentage":  For each Distribution Date, the
      -----------------------------
difference between 100% and the Class A Senior Percentage.

     "Pool I WAC Rate":  With respect to any Distribution Date, the weighted
      ---------------
average of the Net Rates for the Pool I Mortgage Assets as of their respective Due Dates in the second preceding Due Period, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Assets on such Due Dates.

     "Pool II Deficit Amount": With respect to any Distribution Date, the
      ----------------------
amount, if any, by which [         ].

     "Pool II Difference Amount": With respect to any Distribution Date, an
      -------------------------
amount [                 ].

     "Pool II Interest Differential": For each Distribution Date, an amount
      -----------------------------
(which may be positive or negative) equal to [              ].

     "Pool II Mortgage Assets": The Mortgage Assets identified on Schedule II
      -----------------------
hereto.

     "Pool II Subaccount Pass-Through Rate":  With respect to any Distribution
      ------------------------------------
Date, the Pool II WAC Rate.

     "Pool II Subaccounts":  The [Class [ ] and Class [ ] Subaccounts].
      -------------------

     "Pool II Subordinate Percentage":  For each Distribution Date, the
      ------------------------------
difference between 100% and the Class [ ] Senior Percentage.

     "Pool II Surplus Amount":  With respect to any Distribution Date, the
      ----------------------
amount, if any,[                   ].

     "Pool II WAC Rate":  [With respect to any Distribution Date that the
      ----------------
Scheduled Principal Balance of the Pool II Mortgage Assets is greater than zero, the weighted average Net Rate of the Pool II Mortgage Assets as of the beginning of the related Due Period. With respect to any Distribution Date that the Scheduled Principal Balance of the Pool II Mortgage Assets has been reduced to
zero, the lesser of (i) the sum of CMT and [   ]% or (ii) [    ]%.]

     "Pooling and Master Servicing Agreement": This Pooling and Master
      --------------------------------------
Servicing Agreement, dated as of _______ __, ____, which incorporates by reference the Standard Terms to Pooling and Master Servicing Agreement, _____ ____ edition.

     "Pooling REMIC":  One of the two real estate mortgage investment conduits
      -------------
created with respect to the assets of the Trust, which consists of the Mortgage Assets and the Certificate Account.

     "Pooling REMIC Regular Interests":  The regular interests in the Pooling
      -------------------------------
REMIC, consisting of the Class A and Class B Subaccounts.

     "Pooling REMIC Residual Interest":  The Class R-P Certificates, which
      -------------------------------
represent the residual interest (as defined in Code Section 860G(a)(2)) in the Pooling REMIC.

     "Principal Payment Amount":  For any Distribution Date, the sum of the
      ------------------------
scheduled principal payments on the Mortgage Assets due during the related Due Period.

     "Principal Prepayment Amount":  [For the Pool I Mortgage Assets or the Pool
      ---------------------------
II Mortgage Assets for any Distribution Date, the sum of (i) all partial principal prepayments and prepayments in full from the related Mortgage Assets that were received during the related Prepayment Period, (ii) all other unscheduled collections, including Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, representing or allocable to recoveries of principal of such related Mortgage Assets, to the extent deposited in the Collection Account during the related Prepayment Period, and (iii) the principal portion of all proceeds of the purchase of any related Mortgage Assets, to the extent deposited in the Collection Account or Certificate Account from the day after the Determination Date in the month preceding the month of such Distribution Date through the Determination Date in the month of such Distribution Date.]

     "Private Certificates":  Each of the Subordinate Certificates and each of
      --------------------
the Residual Certificates.

     "Private Residual Certificates":  The Class R-P and Class R-I Certificates.
      -----------------------------

     "Qualified Institutional Buyer":  Any "qualified institutional buyer" as
      -----------------------------
defined in clause 7(a) of Rule 144A promulgated under the Certificates Act.

     "Rating Agency":  [Fitch].
      -------------

     "Regular Interest":  With respect to the Pooling REMIC, each Subaccount.
      ----------------
With respect to the Issuing REMIC, the Class A and Class B Certificates.

     "Regular Certificates":  The Class A and Class B Certificates.
      --------------------

     "REMIC":  Either the Pooling REMIC or the Issuing REMIC.
      -----

     "Residual Certificates":  The Class R-P and Class R-I Certificates issued
      ---------------------
by the Trust, which represent the "residual interests" in the Pooling REMIC and Issuing REMIC, respectively.

     "Rule 144A Certificates":  Each of the Subordinated and Residual
      ----------------------
Certificates.

     "Sale Agreement":  [Each of t/T]he Seller's Warranties and Servicing
      --------------
Agreement dated as of _____ __, ____, by and between SRMSC and ______ relating
to the [    ] Mortgage Assets[ and the Seller's Warranties and Servicing
Agreement dated as of _____ __, ____, by and between SRMSC and ______ relating
to the [    ] Mortgage Assets].

     "Seller":  [_____________].
      ------

     "Senior Principal Distribution Amount":  The Class A Senior Principal
      ------------------------------
Distribution Amount [or the Class A-2 Senior Principal Distribution Amount, as applicable].

     "Senior Certificates":  The Class A, Class R-P and Class R-I Certificates.
      -------------------

     "Servicer": [_____________].
      --------

     "Servicing Agreement":  [Each of t/T]he Servicing Agreement dated as of
      -------------------
______ __, ____, by and between SRMSC and ________ relating to the servicing of the [____________] Mortgage Assets and the Servicing Agreement dated as of ______ __, ____, by and between SRMSC and ________ relating to the servicing of the [____________] Mortgage Assets.

     "Servicing Fee Rate": With respect to each Mortgage Asset, a fixed
      ------------------
percentage per annum as set forth for such Mortgage Asset in the related Servicing Agreement.

     "Subaccount": Each of the following Subaccounts established solely for
      ----------
purposes of the REMIC Provisions by the Trustee, which have the following Pass-Through Rates and initial Subaccount Principal Balances:

                         Pass-Through      Initial Subaccount       Corresponding
          Subaccount         Rate              Principal              Class of
          ----------         ----               Balance             Certificates
                                                -------             -------------
                                             $___________
                                             $___________
                                             $___________
                                             $___________


The final scheduled Distribution Date for each Subaccount is the [Month Year] Distribution Date. For purposes of Treasury Regulation (S) 1.860G-1(a)(4), the latest possible maturity date for each of the Subaccounts shall be the [Month Year] Distribution Date.

     "Subaccount Principal Balance": With respect to each Subaccount, on any
      ----------------------------
date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount Principal Balance pursuant to
Section 3.01(a) below.

     "Subordinate Principal Distribution Amount" For any Distribution Date, the
      -----------------------------------------
amount by which the Aggregate Principal Distribution Amount for such Distribution Date exceeds the sum of the Class A Senior Principal Distribution Amount [and the Class A-2 Senior Principal Distribution Amount] for such Distribution Date.

     "Subordinate Certificates": The Class B Certificates.
      ------------------------

     "Subordinate Subaccounts": The Class B Subaccounts.
      -----------------------

     "Trust Estate": As defined in Section 2.01 hereof.
      ------------

     "Trustee": [_______________________], not in its individual capacity but
      -------
solely as Trustee under this Pooling and Master Servicing Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Distribution Date, an amount payable
      -----------
to the Trustee equal to the product of one-twelfth of the Trustee Fee Rate and the aggregate Scheduled Principal Balance of the Mortgage Assets on the first day of the preceding Due Period.

     "Trustee Fee Rate":  _____% per annum.
      ----------------

                                  ARTICLE II

               FORMATION OF TRUST; CONVEYANCE OF MORTGAGE ASSETS

SECTION 2.01.  Conveyance to the Trustee.

     To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under this Pooling and Master Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Master Servicing Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (a) the Mortgage Assets listed on Schedule I and Schedule II hereto, with respect to which the
                 ----------     -----------
Depositor is causing to be delivered to the Custodian, as agent and bailee for the Trustee, the related Trustee Mortgage Asset Files, and all Monthly Payments due thereon after the Cut-off Date and all principal prepayments collected with respect to the Mortgage Assets and paid by a Borrower on or after the Cut-off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Sale Agreements; provided that Depositor hereby reserves its right to indemnification under the Sale Agreements; (c) the Custody Agreements;
(d) the Bill of Sales; (e) the Servicing Agreements; (f) the Distribution Account, the Certificate Account, the Reserve Account and the Collection Account and (g) proceeds of all the foregoing (including, but not by way of limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, Certificates or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (a) through
(g) above shall be collectively referred to herein as the "Trust Estate").

     The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Assets, the Sale Agreements, the Servicing Agreements, the Bill of Sales or under any agreement or instrument relating thereto except as specifically set forth herein.

SECTION 2.02.  Acceptance by the Trustee.

     By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Mortgage Assets and all assets included in the definition of "Trust Estate" herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates [and for the Certificate Insurer]. The Trustee has not created and will not create, and no Officer of the

Trustee has any actual knowledge or has received actual notice of, any interest in the Trust contrary to the interests created by the Pooling and Master Servicing Agreement. The Trustee has not entered, and does not intend to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust.

SECTION 2.03.  REMIC Elections.

     Elections shall be made to treat the assets of the Trust described in the definition of the term "Pooling REMIC" and the assets of the Trust described in the definition of the term "Issuing REMIC" as separate REMICs for federal income tax purposes. The Pooling REMIC Regular Interests will constitute the regular interests in the Pooling REMIC, and the Class R-P Certificates will constitute the residual interest in such REMIC. The Class A, Class M, Class B, and Class X Certificates will constitute the regular interests in the Issuing REMIC, and the Class R-I Certificates will constitute the residual interest in the Issuing REMIC.

                                  ARTICLE III

                        REMITTING TO CERTIFICATEHOLDERS

SECTION 3.01.  Distributions to Certificateholders.

     (a) In accordance with Section 3.01(b) of the Standard Terms, on each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw the Available Distribution from the Certificate Account, and shall distribute it in the following manner and order of priority:

          [As determined with respect to each transaction]

     (b) In accordance with Section 3.01(b) of the Standard Terms, on each Distribution Date, after all Subaccount allocations have been made as described in Section 3.01(a) above and 3.02(a)(i) below, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts and deposited in the Distribution Account, and shall allocate and, subject to section 3.01(c), distribute such amounts in the following manner and order of priority:

          [As determined with respect to each transaction]

     (c) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on the Certificate Principal Balance [(or Notional Amount, in the case of the Class X Certificates)] of each such Certificate. [Notwithstanding Section 3.01(b), because the Certificate Insurer is required to distribute the Guaranteed Distribution amount directly to the holders of the Guaranteed Certificates pursuant to Section 3.07 of the Standard Terms, amounts otherwise to be distributed to the Guaranteed Certificates shall not be actually distributed by the Trustee to the holders of such Guaranteed Certificates.] Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Regular Certificates, by

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

wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing by the Record Date immediately prior to such Distribution Date and such Holder is the registered owner of Regular Certificates with an initial principal amount of at least $[1,000,000] (or, with respect to Class M-1 and Class M-2, at least $[500,000], and, with respect to the Class X Certificates, an initial Notional Amount of $[5,000,000]). The Trustee may charge the Holder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.]

     (d) (1) Any amounts remaining in the Certificate Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Master Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Pooling REMIC Regular Interests and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

          (2) Any amounts remaining in the Distribution Account on any Distribution Date after all distributions required to be made by this Pooling and Master Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Issuing REMIC Regular Interests and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

SECTION 3.02.  Allocation of Realized Losses and Shortfalls.

     (a)  Realized Losses.
          ---------------

     (b)  Interest Shortfall.  Notwithstanding anything in the Standard Terms to
          ------------------
the contrary, on each Distribution Date, before any distributions are made on the Certificates, Month End Interest Shortfall and Soldiers' and Sailors' Shortfall with respect to the Mortgage Assets in the Pooling REMIC shall be allocated to reduce the amount of interest distributable on the Subaccounts. Shortfall allocated to the Subaccounts shall be allocated to each Subaccount in proportion to the amount of interest that each such Class of Subaccount otherwise would have been entitled to receive. Any Shortfall allocated to the Subaccounts in turn shall be allocated to reduce the amount of interest distributable on the Corresponding Class of Certificates.

                                  ARTICLE IV

                               THE CERTIFICATES

SECTION 4.01.  The Certificates.

     The Certificates will be designated generally as the Senior/Subordinated Pass-Through Certificates, Series ____-__. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $______________, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu

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

of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms. On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor. The following table sets forth the Classes of Certificates and initial Certificate Principal Balance and Final Distribution Date for each Class of the Certificates:

                                                                  Final
                   Initial Certificate                          Scheduled
                        Principal          Pass-Through        Distribution
    Class                Balance               Rate                Date
    -----                -------               ----                ----

                        $[    ]                [ ]%
                        $[    ]                [ ]%

__________________


SECTION 4.02.  Denominations.

     Each of the Certificates will be issued in fully-registered, certificated form. The Class A and the Subordinate Certificates will be issued in minimum denominations of $[250,000] and integral multiples of $1 in excess thereof. The Class R-P and Class R-I Certificates will be issued in minimum percentage interests of [99]%; provided that one Class R-P and one Class R-I Certificate will be issued in percentage interests of 1%. [The Class X Certificates will be issued in minimum initial Notional Amounts of $[5,000,000] and integral multiples of $1 in excess thereof.] In addition, one Certificate of each Class (other than Class R-P and Class R-I) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class.

SECTION 4.03.  Certificates Laws Restrictions.

     Each of the Private Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.
Furthermore, each of the Private Certificates is a Rule 144A Certificate.   The
Class B Certificates are Certificated Subordinated Certificates subject to the restrictions set forth in Section 5.05(b)(ii) of the Standard Terms. The Class R-P and R-I Certificates are Private Residual Certificates subject to Section 5.05(c) of the Standard Terms.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

SECTION 5.01.  [Request for Opinions.

     (a) The Depositor hereby requests and authorizes Hunton & Williams, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee and the Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, the Rating Agency or their respective counsels.

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

     (b) The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to [the Depositor and SRMSC] as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

     (c) [The Certificate Insurer hereby requests and authorizes its counsel to issue on behalf of the Certificate Insurer such legal opinions to the Trustee and the Depositor as may be required by any and all documents, certificates or agreements executed in connection with the Trust.]]

SECTION 5.02.  Schedules and Exhibits.

     Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

SECTION 5.03.  Governing Law.

     This Pooling and Master Servicing Agreement shall be construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

SECTION 5.04.  Counterparts.

     This Pooling and Master Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

SECTION 5.05.  Notices.

     The address of the rating agency required to be stated herein pursuant to
Section 11.08(d) of the Standard Terms is [Fitch IBCA, Inc., One State Street Plaza, 31st Floor, New York, New York 10004].

     IN WITNESS WHEREOF, the Depositor[,/and] the Trustee [and the Certificate Insurer] have caused this Pooling and Master Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the [1st] day of ______ _____.

                           SOUTHPOINT RESIDENTIAL MORTGAGE
                           SECURITIES CORPORATION,
                           as Depositor

                           By:  ________________________________
                           Its:  Chief Executive Officer
                                --------------------------------

                           [_______________________________],
                           not in its individual capacity, but solely in its capacity as Trustee under this Pooling and Master Servicing Agreement

                           By:  ________________________________
                           Its:  Assistant Vice President
                                --------------------------------

                           [[________________],
                           as Certificate Insurer

                           By:  ________________________________
                           Its: ________________________________]

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

                        LIST OF SCHEDULES AND EXHIBITS

     Schedule I   Pool I Mortgage Assets

     Schedule II  Pool II Mortgage Assets

     Exhibit A    Form of Class A Certificate

     Exhibit M    Form of Class M Certificate

     Exhibit B    Form of Class B Certificate

     Exhibit X    Form of Class X Certificate

     Exhibit R-P  Form of Class R-P Certificate

     Exhibit R-I  Form of Class R-I Certificate

                                      15